Exhibit 10.10

ORIGINAL

SALE LEASEBACK AGREEMENT

This SALE LEASEBACK AGREEMENT (“Agreement”) is entered into to be effective as of May 25, 2017 (the “Effective Date”), by and between Destination Maternity Corporation (“Seller”), and TFG-New Jersey, L.P. (“Buyer”).

This Agreement is being entered into in connection with that certain Lease Schedule No. DMCR_002, dated May 11, 2017 (the “Schedule”), to Master Lease Agreement No. 2047981, dated May 11, 2017 (the “Master Lease” and together with the Schedule, as either may be amended, the “Lease”), by and between Seller, as Lessee, and Buyer, as Lessor. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Lease.

Now, for good and valuable consideration, the parties hereby agree as follows:

1.Sale. Seller agrees to sell and Buyer agrees to purchase the equipment, machinery, goods and other property more particularly set forth on Exhibit A attached hereto and incorporated herein (collectively, the “Property”), pursuant a Bill of Sale in the form set forth on Exhibit B attached hereto and incorporated herein.

2.Purchase Price. Buyer shall purchase the Property for a purchase price of $3,400,925.00 (the “Purchase Price”). Seller shall provide Buyer with all of the purchase documentation associated with Seller’s purchase of the Property from the applicable vendors (each a “Supplier”), including without limitation the purchase documentation, invoices, and bill of sale provided to Seller. If Seller has not yet paid the Supplier from whom Seller is purchasing the Property, Buyer shall, at Buyer’s option, pay said Purchase Price directly to the Supplier, unless otherwise agreed. The Purchase Price shall be payable pursuant to the terms and conditions of this Agreement and the Lease.

3.Leaseback. This Agreement and Buyer’s obligations hereunder are subject to and shall become effective only upon (a) Seller leasing the Property from Buyer pursuant to the Lease; (b) Seller’s execution and delivery to Buyer and Buyer’s subsequent execution and delivery thereof; and (c) Buyer’s payment of the Purchase Price. In connection therewith, concurrent with the sale contemplated in this Agreement, Buyer agrees to lease the Property to Seller and Seller agrees to lease the Property from Buyer pursuant to the Lease, which Property shall then be deemed Leased Property for all purposes thereunder, together with any other Leased Property, if any. Seller shall at all times bear all risk for any loss or damage to the Property for any reason. Seller shall be responsible for and hereby agrees to indemnify, defend and hold Buyer harmless for all Taxes arising in connection with the transactions contemplated in this Agreement, and as more fully set forth in the Lease. Seller shall be entitled to all tax benefits afforded to an owner of equipment under the Internal Revenue Code of 1986, as amended.

4.Representations and Warranties. For the purpose of inducing Lessor’s performance under this Agreement, Seller hereby represents, warrants and covenants to and for the benefit of Buyer that (a) Seller has the right and has taken all actions required by law, or otherwise, to authorize the execution, delivery and performance of this Agreement, and to carry out its obligations hereunder; (b) this Agreement constitutes the valid, legal and binding obligations of Seller, strictly enforceable in accordance with its terms, free from defenses, set-offs and counterclaims, subject only to bankruptcy, insolvency or similar laws affecting creditors’ rights generally; (c) the Lease is hereby ratified and reaffirmed in its entirety, and Seller agrees to pay and perform when due all obligations applicable to the Lessee thereunder; (d) all representations, warranties, covenants, waivers and releases of Lessee in the Lease are true, accurate and complete as of the date made, and remain true, accurate and complete, and in full force and effect, as of the date hereof, and are hereby reaffirmed by Seller and incorporated as if fully set forth herein; (e) all information, statements and representations (oral or written) furnished by Seller, or on its behalf, are true, accurate, and complete in all material respects, and do not contain any untrue statement of material fact, or omit to state a fact necessary to make such information, statements and representations not misleading; (f) all conditions precedent in the Lease have been satisfied; (g) Seller shall convey to Buyer good and valid title to the Property, free and clear of all Encumbrances; and (h) the Property is, and at the time of closing shall be, located at the location set forth on the Schedule, in good repair, operating condition, appearance, and working order, free of defects or damage, reasonable wear and tear from the proper use thereof excepted, having been acquired and maintained in accordance with normal and good business practices and all manufacturer specifications.

5.Default. Seller will be in material default under this Agreement, without notice or demand, upon the occurrence of any of the following (each, an “Event of Default”): (a) the occurrence of any Event of Default, as such term is defined in the Lease, not cured within the applicable cure period, if any; (b) Seller breaches or fails to timely perform or observe any promise, covenant or obligation in this Agreement and does not cure the default within 10 days of its occurrence, if susceptible to cure; or (c) Seller breaches any representation or warranty in this Agreement, or any such representation or warranty shall have been false, inaccurate or misleading when made.

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6.Remedies. Upon the occurrence of an Event of Default, Buyer may, in its sole discretion, exercise any right or remedy available to Buyer under this Agreement, the Lease, or applicable law (without penalty, liability or obligation on Buyer’s part and without limiting any other rights or remedies of Buyer), all of which are hereby incorporated and authorized by Seller.

7.General.

(a)Confidentiality. Unless compelled by law, Seller shall not, without the prior written consent of Buyer, disclose the existence or terms of this Agreement, except that Seller may disclose this Agreement to its attorneys, accountants, affiliates, employees, representatives or tax advisors if such party reasonably determines it necessary to do so in the course of its business and such party owes a duty to Seller to keep it confidential.

(b)No Waiver. No course of dealing on the part of Buyer, nor any delay, failure or discontinuance in the exercise of any right, power, privilege or remedy by Buyer shall affect or operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, privilege or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power, privilege or remedy, or any right of Buyer thereafter to demand strict compliance and performance. Any suspension, waiver, permit, consent or approval of any kind by Buyer of any provisions or conditions hereof, or affecting any right, power, privilege or remedy of Buyer, must be in writing, specifically identifying the provision, condition, right, power, privilege or remedy being waived, be signed by a duly authorized officer of Buyer, and shall be effective only to the extent set forth in such writing.

(c)Assignment. Seller may not assign any rights or obligations under, in and to this Agreement, the Lease or the Leased Property without the prior written consent of Buyer, in its sole discretion. Any unpermitted assignment, transfer, encumbrance, or delegation by Seller shall be void ab initio. Buyer may assign all or part of its interests in this Agreement without the consent of Seller. Subject to the foregoing, this Agreement shall inure to the benefit of Buyer’s successors and assigns, and be binding upon Seller’s successors and assigns.  Notwithstanding anything to the contrary contained herein, Lessor hereby consents to the merger of Lessee with and into a wholly-owned subsidiary of Orchestra-Premaman S.A., pursuant to that certain Agreement and Plan of Merger dated as of December 19, 2016, on the following terms and conditions: (a) Lessee shall be the surviving entity of such merger; (b) other than a change in ownership pursuant to such merger, Lessee’s operations, assets and financial condition shall be materially the same immediately after the consummation of the merger as compared to the moment immediately preceding the consummation of such merger; (c) this consent is limited to the single merger transaction described herein above and cannot be assigned; and (d) such merger shall be completed within one (1) year from the date of this Agreement.

(d)Entire Agreement. Subject to the Lease, this Agreement constitutes the entire, final and exclusive understanding and agreement of the parties regarding the subject matter hereof, and supersedes, and may not be contradicted or modified by, any prior or contemporaneous understandings, negotiations, agreements, representations, promises, statements or the like (oral or written) of the parties, and no extrinsic evidence whatsoever may be introduced in any legal proceeding involving this Agreement, and may not be modified or amended except by written agreement signed by the parties; provided, however, that any financing statements or similar documents filed by Buyer with respect to Seller or the Leased Property shall remain in full force and effect.

(e)Governing Law; Jurisdiction; Venue; Jury Waiver. This Agreement shall be governed in all respects by the laws of the State of Utah, regardless of conflicts of law principles. All matters or disputes in any way relating to or arising out of this Agreement shall be heard exclusively in the state and federal courts in Salt Lake County, Utah, and Seller hereby unconditionally and irrevocably submits to the exclusive and mandatory jurisdiction and venue of such courts, waives any objection to such exclusive and mandatory jurisdiction, venue or convenience of forum, and covenants to not initiate any action or proceeding in any other jurisdiction or venue. To the fullest extent permitted by law, Seller hereby waives all rights to a trial by jury.

(f)Further Assurances. Seller agrees to cooperate fully with Buyer and shall promptly provide such other information, and execute, deliver or authenticate to Buyer, without further consideration, such further documents, papers, instruments, assurances, notices, releases, undertakings, consents, assurances, assistance, agreements and other records, and take such further actions as Buyer may reasonably request, in Buyer’s sole discretion, in each case in form and substance satisfactory to Buyer, as may be useful or required to effect and/or carry out the purpose and intent of this Agreement and for Buyer to obtain the full benefit of this Agreement and ability to enforce Buyer’s rights under this Agreement and the Lease.

(g)Miscellaneous. (i) TIME IS OF THE ESSENCE AS TO SELLER’S OBLIGATIONS HEREUNDER; (ii) any recitals above are hereby incorporated into this Agreement; (iii) notices required hereunder shall be given as set forth in the Lease; (iv) the headings used herein are for convenience only and shall not affect the interpretation of

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any provision hereof; (v) the provisions contained herein shall be independent and severable, and to the fullest extent permitted by law be interpreted in a manner to be effective and valid under applicable law, but if any provision of this Agreement is determined to be invalid, illegal or unenforceable under the applicable law in any jurisdiction, such provision shall be deemed severed from this Agreement, shall not affect the validity, legality or enforceability of such provision in any other jurisdiction or any other provision, and the balance of this Agreement shall remain in full force and effect as originally executed by the parties; (vi) this Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall, in each case, be an original, but all of which together shall constitute one and the same instrument; (vii) Seller’s representations, warranties and covenants contained herein are material to Buyer and shall survive the execution and delivery of this Agreement, notwithstanding any disclosure to or investigation by Buyer; and (viii) this Agreement is not intended to benefit any third party, and no third party may claim any right or benefit or seek to enforce any term hereof.

This Sale Leaseback Agreement has been duly executed to be effective as of the Effective Date set forth above.

BUYER:		SELLER:
TFG-New Jersey, L.P.		Destination Maternity Corporation

By:	/s/ Jordan K. Greenwell	By:	/s/ David R. Stern
Name:	Jordan K. Greenwell	Name:	David R. Stern
Title:	Chief Credit Officer	Title:	Executive Vice President & Chief Financial Officer